Ex. 28(h)(2)(f)

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

April 25, 2017

Re:	SSGA Funds Management Sub-Administration Agreement – Additional Fund/Series

Ladies and Gentlemen:

Reference is made to the Sub-Administration Agreement between State Street Bank and Trust Company (the “Sub-Administrator”) and SSGA Funds Management, Inc. (the “Administrator”) dated June 1, 2015 (the “Agreement”).

In accordance with Section 1, of the Agreement, the Administrator hereby requests that Sub-Administrator act as Sub-Administrator for the new Funds listed below under the terms of the Agreement. In connection with such request, the Administrator hereby confirms to the Sub-Administrator, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement. The previous Schedule A is hereby deleted and replaced with the attached Schedule A.

New Funds:

State Street Institutional Investment Trust

Fund	Effective Date
State Street MSCI Canada Index Fund	May 1, 2017
State Street MSCI Japan Index Fund	May 1, 2017
State Street MSCI Pacific ex Japan Index Fund	May 1, 2017
State Street MSCI Europe Index Fund	May 1, 2017

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Administrator and retaining one for your records.

Sincerely,

SSGA FUNDS MANAGEMENT, INC.

By:
Name:	Ellen M. Needham
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

State Street Institutional Investment Trust

State Street Equity 500 Index Fund

State Street Aggregate Bond Index Fund

State Street Institutional Liquid Reserves Fund

State Street Institutional U.S. Government Money Market Fund

State Street Institutional Tax Free Money Market Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Global Equity ex-U.S. Index Fund

State Street Global Equity ex-U.S. Index Portfolio

State Street Target Retirement 2015 Fund

State Street Target Retirement 2020 Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement Fund

State Street Disciplined Global Equity Fund (formerly, State Street Global Managed Volatility Fund)

State Street Equity 500 Index II Portfolio

State Street Aggregate Bond Index Portfolio

State Street Hedged International Developed Equity Index

State Street Small/Mid Cap Equity Index Portfolio

State Street Small/Mid Cap Equity Index Fund

State Street Emerging Markets Equity Index Fund

State Street Global Value Spotlight Fund

State Street International Value Spotlight Fund

State Street European Value Spotlight Fund

State Street Asia Pacific Value Spotlight Fund

State Street Disciplined International Equity Fund

State Street Disciplined U.S. Equity Fund

State Street MSCI Canada Index Fund

State Street MSCI Japan Index Fund

State Street MSCI Pacific ex Japan Index Fund

State Street MSCI Europe Index Fund

State Street Master Funds

State Street Equity 500 Index Portfolio

State Street Money Market Portfolio

State Street: Limited Access

State Street U.S. Government Money Market Portfolio

State Street Treasury Money Market Portfolio

State Street Treasury Plus Money Market Portfolio

State Street International Developed Equity Index Portfolio

SSGA Funds

SSGA High Yield Bond Fund

SSGA Dynamic Small Cap Fund

SSGA Enhanced Small Cap Fund

State Street Disciplined Emerging Markets Equity Fund (formerly, SSGA Emerging Markets Fund)

SSGA International Stock Selection Fund

SSGA S&P 500 Index Fund

[REDACTED]

State Street: Limited Access

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